                             STOCKHOLDERS AGREEMENT

               STOCKHOLDERS AGREEMENT, dated as of February 20, 1998 (the "Agreement"), among Universal Compression Holdings, Inc. ("Holdings"), Castle Harlan Partners III, L.P. ("CHPIII," and together with related accounts or funds managed by Castle Harlan, Inc. ("CHI") or an Affiliate of CHI, referred to herein collectively as "CHP"), and such persons whose names appear on the signature page hereto respectively under the headings "Co-Investors," "Castle Affiliated Parties" and "Management Stockholders" (CHP, and such persons together with future holders of Holdings Securities that become parties hereto by executing and delivering to Holdings (with the approval of Holdings, an Instrument of Accession in the form of Exhibit B in the case of new issuances of Holdings Securities) are sometimes herein referred to collectively as the "Stockholders" and individually as a "Stockholder").

               WHEREAS, TW Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Holdings ("TW"), acquired on the date hereof (the "Acquisition") all of the issued and outstanding shares of common stock of Tidewater Compression Service, Inc., a Texas corporation ("Compression"), pursuant to a Stock Purchase Agreement, dated December 18, 1997, by and between TW (which, after acquiring the stock of, and being merged into, Compression, changed its name to Universal Compression Inc. (the "Company")) and Tidewater Inc., a Delaware corporation;

               WHEREAS, in connection with the Acquisition, Holdings provided the Company with equity financing (the "Equity Financing") to fund a portion of the purchase price of the Acquisition;

               WHEREAS, each of the Stockholders have heretofore purchased from Holdings shares of Common Stock (the "Common Stock"), par value $.01 per share, of Holdings and shares of Series A Preferred Stock (the "Preferred Stock"), par value $.01 per share, of Holdings as set forth next to each such Stockholder's name on Exhibit A attached hereto; and

               WHEREAS, the parties hereto desire to enter into this Agreement to place certain restrictions on the sale, assignment, transfer or other disposition of the shares of Common Stock and Preferred Stock and to provide for certain rights and obligations in respect thereto as hereinafter provided.

               NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

               1. Definitions. (a) As used in this Agreement, the following terms shall have the meanings ascribed to them below:

               "Affiliate" shall, as to Holdings or any other specified Person, mean (i) any Person directly or indirectly controlling, controlled by or under direct or indirect common control with Holdings (or other specified Person),
(ii) any Person, directly or indirectly, having Beneficially Ownership of at least 10% of any class of outstanding capital stock or other evidence of Beneficial Ownership in Holdings or such other Person; provided, however, that no holder of Holdings Securities shall by reason of such holding be an Affiliate of Holdings or any of its Subsidiaries for purposes of this Agreement, and (iii) any employee of CHI or Affiliates of Castle Harlan Inc.

               "Beneficial Ownership" shall have the same meaning as set forth in Section 13(d) of the Exchange Act.

               "Benefit Plan Investor" shall mean a "benefit plan investor" within the meaning of Department of Labor Regulation Section 2510.3-101(f)(2) or successor rule or regulation, as from time to time amended and in effect.

               "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized by law or regulation to be closed in New York, New York.

               "CHI" shall have the meaning set forth in the first paragraph hereof.

               "CHP" shall have the meaning set forth in the first paragraph hereof.

               "CHPIII" shall have the meaning set forth in the first paragraph hereof.

               "CHP Stock" means Common Stock (or Common Stock equivalents) and/or Preferred Stock held by CHP or its Affiliates.

               "Co-Investors" shall mean the Stockholders named under the caption "Co-Investors" on the signature page hereto and all transferees thereof pursuant to Section 7(b).

               "Common Stock" shall have the meaning set forth in the recitals hereto.

               "Company" shall have the meaning set forth in the recitals hereto.

               "Compelled Sale Notice" shall have the meaning set forth in
Section 5(b).

               "Compelled Sale Notice Date" shall have the meaning set forth in
Section 5(c).

               "Compelled Sale Offer" shall have the meaning set forth in
Section 5(a).

               "Compelled Sale Offer Price" shall have the meaning set forth in
Section 5(a).

               "Compelled Sale Purchaser" shall have the meaning set forth in
Section 5(a).


               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

               "Fully-Diluted Basis" shall mean giving effect, without duplication, to (i) all shares of Holdings Securities outstanding at the time of determination plus (ii) all shares of

Holdings Securities issuable upon conversion of any convertible securities or the exercise of any option, warrant or similar right, whether or not then presently exercisable.

               "Governmental Authority" shall mean any federal, state or local governmental, administrative, or regulatory authority or agency.

               "Holdings" shall have the meaning set forth in the first paragraph hereof.

               "Holdings Securities" means, collectively, Common Stock and/or Preferred Stock.

               "Investment Units" shall have the meaning set forth in Section 5(a).

               "Issuance Notice" shall have the meaning set forth in Section
4(b).

               "Management Stockholders" shall mean the Stockholders named under the caption "Management Stockholders" on the signature page hereto and all other Stockholders who are employees of Holdings or any of its Subsidiaries.

               "Notice of Intention" shall have the meaning set forth in Section 6(a).

               "Notice of Exercise" shall have the meaning set forth in Section 6(b).

               "Offer Price" shall have the meaning set forth in Section 6(a).

               "Offered Shares" shall have the meaning set forth in Section
6(a).

               "Operating Company" shall mean an "operating company" within the meaning of Department of Labor Regulation ss.2510.3-101(c) or successor rule or regulation, as from time to time amended and in effect.

               "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or government or department or agency thereof.


               "Plan Assets" shall mean "plan assets" within the meaning of Department of Labor Regulation ss.2510.3-101 or successor rule or regulation, as from time to time amended and in effect.

               "Preferred Stock" shall have the meaning set forth in the recitals hereto.

               "Preemptive Right" shall have the meaning set forth in Section 4.

               "Public Sale" means a sale pursuant to an effective registration statement under the Securities Act or a sale to the public pursuant to Rule 144.

               "Purchased Employee Shares" means any shares of Common Stock or Preferred Stock purchased by any employee or director of Holdings, or Cliff Laborde and John Laborde, in any case within one year of the date hereof at $50 per share, which may be increased at a rate not to exceed 9% per annum from the date hereof until the date of purchase by such employee or director.

               "Qualified IPO" means one or more public offerings of Common Stock, the aggregate proceeds of which (after underwriting discounts or commissions but before the expenses of the offering) are at least $50 million pursuant to a registration statement filed with, and declared effective by, the Securities Exchange Commission ("SEC"), upon the consummation of which the common stock is listed on a United States securities exchange or included in the NASDAQ Stock Market System, other than a registration on Form S-4 or S-8 (or its equivalent).

               "Regulatory Requirement" shall have the meaning set forth in
Section 10.9

               "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

               "Stockholders" shall have the meaning set forth in the first paragraph hereof.

               "Subsidiary" shall mean any Person of which Holdings or other specified Person now or hereafter shall at the time own directly or indirectly at least a majority of the outstanding capital stock (or other evidence of Beneficial Ownership) entitled to vote generally or at least a majority of the partnership, joint venture or similar interests, or in which Holdings or other specified Person is a general partner or joint venturer without limited liability.

               "Voting Agreement" shall mean the Voting Agreement, dated the date hereof, among Holdings, Castle Harlan Partners III, L.P. and the Co-Investors.


               "Voting Securities" means capital stock of Holdings as generally vote on all matters brought before holders of Common Stock for approval or other vote.

               "Voting Trust Agreement" shall mean the Voting Trust Agreement, dated the date hereof, among Holdings, certain Stockholders and John K. Castle, as voting trustee.

               "Wholly-Owned Subsidiary" shall mean with respect to any Person, any Subsidiary all of whose outstanding capital stock (or other evidence of Beneficial Ownership) entitled to vote generally other than directors' qualifying shares is owned by such Person, directly or indirectly.

                      (b) All references herein to Common Stock and Preferred Stock, whether used in the definition of Holdings Securities, CHP Stock or otherwise shall include any other Voting Securities to the extent issued and outstanding.

2.      Representations and Warranties of the Stockholders.

               Each of the Stockholders represents and warrants as follows:

               2.1 Authorization. Such Stockholder has full power and authority to execute and deliver this Agreement and to perform such Stockholder's obligations hereunder and this Agreement has been duly authorized, executed and delivered by such Stockholder and is valid, binding and enforceable in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors.

               2.2 Compliance with Laws and Other Instruments. The execution and delivery of this Agreement will not (a) conflict with (i) any provision of any governing instrument applicable to such Stockholder or (ii) any material permit, franchise, judgment, decree, statute, rule or regulation applicable to such Stockholder or its business or property, or (b) result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, or instrument to which such Stockholder is a party or by which it is bound.

               2.3 Consents. No filing, consent, approval or authorization of or action with any Governmental Authority, is required to be made or obtained by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder, other than such filings, consents, approvals, authorizations or actions, the failure of which to make or obtain, individually or in the aggregate, would not materially affect such Stockholder's obligations hereunder.

3.      Tag Along Rights.

                      (a) Each Stockholder shall have the right (the "Tag Along Right") to participate on the terms set forth below in any sale by CHP and its

Affiliates of CHP Stock that would, if consummated, result in CHP and its Affiliates owning on an economic basis less than an aggregate of 180,640 shares of Common Stock (in the event of sales of Common Stock) or 722,560 shares of Preferred Stock (in the event of sales of Preferred Stock) (each being a "Trigger Amount"), in each case less Purchased Employee Shares; provided, that, any Stockholder electing to exercise its Tag Along Right hereunder shall, to the extent such sale by CHP and its Affiliates includes both Common Stock and Preferred Stock, be required to exercise such rights as to both Common Stock and Preferred Stock in the manner set forth in Section 3(b). At least 20 days prior to any such transfer of CHP Stock, CHPIII will deliver a sale notice to the Stockholders specifying the identity of the prospective transferee(s) and disclosing in reasonable detail the price and other terms and conditions of the proposed transfer, including, without limitation, the expected aggregate holdings (in terms of dollars and percentage) by CHP and its Affiliates of the Common Stock and the Preferred Stock immediately after consummation of such proposed sale. The Stockholders may elect to participate in the proposed transfer by delivering written notice to CHPIII prior to the expiration of such 20-day period.

                      (b) If one or more of the Stockholders elect to participate in such transfer, each such participating Stockholder will be entitled to sell in such proposed transfer, at the same price and on the same terms as CHP and its Affiliates as follows:

                      (i) a number of shares of Common Stock equal to the product of (x) the quotient determined by dividing the number of shares of Common Stock then held by such Stockholder (including shares of Common Stock issuable upon the exercise of any warrants or options held by such Stockholder) by the aggregate number of shares of Common Stock then held by CHP and its Affiliates and all participating Stockholders (including shares of Common Stock issuable upon the exercise of any warrants or options held by all such participating Stockholders) multiplied by (y) the number of shares of Common Stock (or Common Stock equivalents) to be sold in such proposed transfer.

                      (ii) a number of shares of Preferred Stock equal to the product of (x) the quotient determined by dividing the number of shares of Preferred Stock then held by such Stockholder by the aggregate number of shares of Preferred Stock then held by CHP and its Affiliates and all participating Stockholders multiplied by (y) the number of shares of Preferred Stock to be sold in such proposed transfer.

                      (c) The provisions of this Section 3 shall not apply to transfers by any entity or person constituted within CHP (i) to each other or to Affiliates of any such entity at a price not in excess of such entity's original cost, (ii) to the partners of such entities as part of a distribution by such entities or (iii) of Common Stock and Preferred Stock in amounts that would not result in CHP and its Affiliates owning less than the Trigger Amount, provided each such transferee agrees to be bound by the provisions of this Agreement.

                      (d) No Stockholder shall be required to make any representation or warranty in connection with the exercise of its participation rights under this Section 3 other than as to such Stockholder's ownership and authority to transfer, free of liens, claims and encumbrances, the shares of Common Stock and/or Preferred Stock proposed to be transferred by such Stockholder and any other representation or warranty reasonably requested by the purchaser thereof as related solely to such Stockholder or its regulatory status.

4.      Preemptive Rights.

                      (a) If after the date hereof Holdings proposes to issue any shares of Common Stock or Preferred Stock or any other Voting Security (or obligations of any kind convertible into or exchangeable or exercisable for any shares of Common Stock or Preferred Stock or such other Voting Security), each Stockholder shall have the right (the "Preemptive Right") to purchase a portion of such securities sufficient to enable such holder to maintain its voting percentage interest in the Voting Securities (on a Fully-Diluted Basis) immediately prior to such issuance; provided, that, any Stockholder electing to exercise its Preemptive Right hereunder shall, to the extent Holdings issues both Common Stock and Preferred Stock, be required to exercise such right as to both the Common Stock and the Preferred Stock in the same proportion as such classes are issued.

                      (b) Holdings shall give each Stockholder at least 30 days' prior written notice of any such proposed issuance setting forth in reasonable detail the proposed terms and conditions thereof, including without limitation the identity of the proposed recipient (the "Issuance Notice"), and shall offer to each such Stockholder the opportunity to purchase such securities at the same price, on the same terms, and at the same time as the securities are proposed to be issued by Holdings. A Stockholder may exercise its right of first refusal by delivery of a written notice to Holdings within 15 days after delivery of the Issuance Notice, which exercise shall be irrevocable.

                      (c) The Preemptive Rights shall not apply to the following issuances: (i) issuances of securities of a type that could not be acquired by all the Stockholders pursuant to this Section 4 if such acquisition is at such time prohibited because it would result in a violation of Holdings or its Subsidiaries covenants under its credit facilities or instruments; (ii) issuances of Holdings Securities in connection with a transaction (other than a transaction with any entity constituted within CHP or any of their Affiliates) that the Board of Directors of Holdings deems to be a strategic transaction, including, without limitation, any acquisition of any business or assets used in the business of Holdings or its Subsidiaries; (iii) issuances where Holdings Securities are issued as a unit with securities of Holdings that are not Holdings Securities; (iv) issuances where Stockholders (other than CHP) holding a majority of the Holdings Securities (excluding those held by CHP) determine that such issuance should be exempt from the provisions of this Section 4; (v) issuances in any underwritten public offering; (vi) issuances in connection with mergers, consolidations or acquisitions of assets or businesses; and (vii) issuances to directors and employees of Holdings and any Subsidiary thereof.

5.      Drag Along Rights.


                      (a) CHPIII shall have the right in connection with a bona fide offer (a "Compelled Sale Offer") by a Person not an Affiliate of CHP (a "Compelled Sale Purchaser") to purchase at least 80% of the shares of Common Stock, Preferred Stock and any other equity securities (including, without limitation, warrants, options and preferred stock) of Holdings (each, an "Investment Unit" and collectively, "Investment Units") held by CHPIII (for either cash, securities of a class registered under Section 12 of the Exchange Act (or convertible into such a class of securities) or any combination thereof) to require each (but not less than each, other than the Management Stockholders to the extent of any Investment Units acquired by such Stockholders within 12 months after the Closing Date, other than Common Stock acquired pursuant to the Company's Incentive Stock Option plan) of the other Stockholders to sell the same percentage or all of the Investment Units then held by such Stockholders, to the Compelled Sale Purchaser, for the equivalent consideration per Investment Unit (a "Compelled Sale Offer Price(s)") and otherwise on the same terms and conditions upon which CHP sells its Investment Units.

                      (b) If CHP elects to exercise its right to compel sale pursuant to this Section 5, CHPIII shall deliver a written notice (a "Compelled Sale Notice") of the Compelled Sale Offer to each Stockholder and Holdings at least 20 days prior to the consummation of any such sale, setting forth the Compelled Sale Offer Price(s), the identity of the Compelled Sale

Purchaser and the other terms and conditions thereof. Each Stockholder shall deliver to CHPIII in escrow, not less than five Business Days before the proposed date of consummation of the Compelled Sale Offer, the duly endorsed certificate or certificates representing the requisite number of the Investment Units owned by such Stockholder, together with a limited power-of-attorney authorizing CHPIII to transfer such Investment Units to the Compelled Sale Purchaser pursuant to the terms of the Compelled Sale Offer at the Compelled Sale Offer Price(s), and in accordance with the provisions hereof.

                      (c) CHPIII shall have 60 days from the date the Compelled Sale Notice is received by the Stockholders (the "Compelled Sale Notice Date") to sell, and to cause the other entities constituting CHP to sell, to the Compelled Sale Purchaser at the Compelled Sale Offer Price(s) all of the Investment Units subject to the Compelled Sale Offer. Immediately after completion of any such sale pursuant to this Section 5, CHPIII shall notify Holdings and each Stockholder of such completion and shall furnish such evidence of such sale (including time of completion) and the terms thereof as Holdings or any Stockholder may reasonably request. CHPIII shall substantially concurrently with such closing also remit to each Stockholder the proceeds of such sale attributable to the sale of such Stockholder's Investment Units immediately upon receipt thereof. If any sale to a Compelled Sale Purchaser is not completed by the expiration of the 60-day period referred to in this Section 5(c), then, without prejudice to CHPIII's right to seek to compel a sale under this Section 5 in the future, CHPIII shall return to each Stockholder all certificates representing the Investment Units of such Stockholder.


                      (d) No Stockholder required to sell Investment Units pursuant to a Compelled Sale Offer shall be required to make any representation or warranty in connection with such Compelled Sale Offer other than as to such Stockholder's ownership and authority to transfer, free of liens, claims and encumbrances, the Investment Units proposed to be sold by it.

6.      Right of First Offer.

                      (a) If after February 20, 2000 hereof any Stockholder (other than a Stockholder of the type described in the last sentence of this Section 6(a)) wishes to transfer any Common Stock and/or Preferred Stock held by it to an unaffiliated third party pursuant to the second paragraph of Section 7, then such Stockholder shall deliver a written notice of its desire to so transfer (a "Notice of Intention"), accompanied by a copy of a proposal relating to such transfer, to CHPIII and Holdings, setting forth such Stockholder's desire to make such transfer, the number of shares of Common Stock and/or Preferred Stock proposed to be transferred (the "Offered Shares") and the price (the "Offer Price") at which such Stockholder proposes to transfer such stock. For purposes of this Section 6, references to "Stockholder" exclude all Management Stockholders.

                      (b) Upon receipt of the Notice of Intention, CHP shall have the right to purchase at the price specified in the Notice of Intention, all or, subject to Section 6(d), any portion of the Offered Shares, exercisable by the delivery of notice to such Stockholder (the "Notice of Exercise"), with a copy to Holdings, within 20 days from the date of receipt of the Notice of Intention. In the event CHP elects not to exercise its right to purchase the Offered

Shares (or if CHP fails to provide the Notice of Exercise within such 20-day period), Holdings may exercise the right set forth in this Section 6 to purchase the Offered Shares by providing a Notice of Exercise within 30 days after the date of its receipt of the Notice of Intention. The right of CHP and Holdings pursuant to this Section 6 shall terminate if not exercised within 20 days, in the case of CHP, or 30 days, in the case of Holdings, after receipt of the Notice of Intention.

                      (c) In the event CHP or Holdings exercises its rights to purchase all or, subject to Section 6(d), a portion of the Offered Shares, then such Stockholder must sell the Offered Shares to CHP or Holdings, as applicable, after not less than 30 days and not more than 60 days from the date of the delivery of the Notice of Exercise received by such Stockholder.

                      (d) Notwithstanding the foregoing provisions of this
Section 6, unless such Stockholder shall have consented to the purchase of less than all of the Offered Shares, neither CHP nor Holdings may purchase any Offered Shares unless all of the Offered Shares are to be purchased.

                      (e) If the Notice of Intention has been duly given and CHP and Holdings elect not to exercise their rights or wish to exercise their rights only as to a portion of the Offered Shares (without the consent of such

Stockholder), then such Stockholder shall have the right for a period of up to 180 days from the expiration of the 30 day period commencing on the date of delivery of the Notice of Intention (unless such Stockholder is notified prior to such date by both CHP and Holdings that neither intends to exercise its rights under this Section 6) to sell the Offered Shares to any such third party for a price not less than the Offer Price and on the same terms and conditions as provided in the Notice of Intention; provided, that upon consummation of such sale, such third party is required to exercise (i) an Instrument of Accession in the form of Exhibit B hereto and thereby become a party to, and be bound by the terms and provisions of, this Agreement and (ii) an appropriate supplement to the Voting Agreement or the Voting Trust Agreement, as applicable, and thereby become a party to, and be bound by the terms and provisions of, the Voting Agreement or the Voting Trust Agreement, as applicable.

                      (f) In the event CHP and Holdings do not exercise their rights under this Section 6 to purchase the Offered Shares and such Stockholder shall not have sold the Offered Shares to such third party within such 180-day period, then such Stockholder shall not be permitted to give another Notice of Intention for a period of 90 days from the last day of such 180-day period.

7.      Restrictions on Transfer.

                      (a) Except as provided in Sections 3, 4, 5, 6 and this
Section 7 hereof, the Stockholders shall not transfer or otherwise dispose of any Investment Units owned by such Stockholders, or any interest therein, and any attempt by such Stockholders to effect a transfer or disposition in violation of this Section 7 or Sections 3, 4, 5 and 6 hereof shall be void and ineffective for all purposes. The words "transfer" and "dispose" include the making of any sale, exchange, assignment, gift, security interest, pledge or other encumbrance, or any contract therefor (other than a voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in the Investment Units to an Affiliate of CHP), the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to the Investment Units.

                      (b) Nothing in this Section 7 or any other Section hereof shall restrict the transfer or other disposition of the Investment Units: (i) to a personal representative or to one or more members of any Stockholder's family or to trusts or similar entities established for their benefit or to any other charitable or non-profit organization, (ii) to any other Stockholder or to any Affiliate of any Stockholder, (iii) upon any liquidation or any other distribution to the partners or any other holders of a beneficial interest in any Stockholder; (iv) between or among the entities or persons constituting CHP and/or any of its Affiliates; (v) to any entity that is a successor trustee to the trustee for such Stockholder or nominee for, or successor by reorganization of, a qualified pension trust acting as trustee for such Stockholder; or (vi) to Holdings or any Subsidiary of Holdings (but not including Common Stock held by CHP or any of its Affiliates); provided, however, that such transferee(s) shall take such Investment Units subject to and be fully bound by this Agreement with the same effect as if he, she or it were a party hereto and shall execute and deliver to Holdings an Instrument of Accession in the form of Exhibit B hereto and references herein to Common Stock or Preferred Stock held or owned by any Stockholder shall be deemed to include Common Stock or Preferred Stock held or owned by any such transferee(s) (and the transferee shall be deemed a Stockholder for purposes of this Agreement). As used in this Agreement, the term "personal representative" shall mean the executor or executors of the will or administrator or administrators of the estate, the heirs, legatees or other beneficiaries thereunder and all other legal representatives (by operation of law or otherwise) of a holder of Investment Units.

                      (c) The Stockholders agree that each stock certificate representing Common Stock or Preferred Stock issued to any holder bound by the terms hereof shall bear the following legend:

               SHARES OF UNIVERSAL COMPRESSION HOLDINGS, INC. ("HOLDINGS") REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT, DATED AS OF FEBRUARY 20, 1998, WHICH CONTAINS PROVISIONS REGARDING THE RESTRICTIONS ON THE TRANSFER OF SUCH SHARES AND OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF HOLDINGS. THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT REGISTERED UNDER, AND ARE SUBJECT TO, THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT

               OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
               THE SECURITIES ACT AS DETERMINED BY HOLDINGS.

                      (d) In the event any Stockholder sells all or any portion of its Investment Units pursuant to any Section of this Agreement, such Stockholder shall, upon the reasonable request of Holdings, provide prompt written notice to Holdings setting forth the net proceeds such Stockholder received upon such sale or transfer. The obligation of such Stockholder under this Section 7(d) shall apply each time such Stockholder sells Investment Units hereunder.

8.      Holdings Covenants.

               Holdings covenants and agrees as follows, with such covenants to be effective so long as Holdings Securities are outstanding (or such shorter period as may be indicated below):

               8.1 Plan Assets. So long as any Stockholder that is a Benefit Plan Investor holds any equity securities of Holdings, Holdings shall take all actions necessary to allow it to continue to constitute an Operating Company, or otherwise not to cause any of the underlying assets of Holdings or any of its Subsidiaries to be deemed "Plan Assets" with respect to such Stockholder.

               8.2 Annual Reports; Quarterly Reports; Monthly Reports. (a) Holdings will furnish to all Stockholders, as soon as practicable, and in any event within 120 days after the end of each fiscal year, audited consolidated statements of income and cash flows of Holdings and its Subsidiaries for such fiscal year, and consolidated balance sheets of Holdings and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year.

               (b) Holdings will furnish to all Stockholders, as soon as practicable, and in any event within 60 days after the end of each of the first three fiscal quarters in each fiscal year, unaudited consolidated statements of income and cash flows of Holdings and its Subsidiaries for such quarterly fiscal period, and consolidated balance sheets of Holdings and its Subsidiaries as of the end of such quarterly fiscal period, setting forth in each case comparisons to the corresponding period in the preceding fiscal year.

               (c) Each of the financial statements referred to in paragraphs
(a) and (b) will be prepared in accordance with generally accepted accounting principles.

               8.3 Corporate Existence. Holdings will, and will cause each of its Subsidiaries to, preserve and keep in full force and effect its corporate existence, rights and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit (i) the merger of any Subsidiary into Holdings or the merger or consolidation of any Subsidiary with or into another entity if the corporation surviving such consolidation or merger is a Subsidiary of Holdings and (ii) the termination of the corporate existence of any Subsidiary if Holdings in good faith determines that such termination is in its best interest.

               8.4 Insurance. Holdings will maintain, and will cause its Subsidiaries to maintain, with financially sound and reputable insurance companies, funds or underwriters insurance of the kinds and in accordance with the general practices of businesses engaged in similar activities.

               8.5 Compliance with Laws. Holdings will comply, and will cause each of its Subsidiaries to comply, in all material respects with all applicable laws and regulations wherever its business is conducted, and all applicable decrees, orders and judgments, the non-compliance with which could reasonably be expected to have a materially adverse effect on the business, operations or condition, financial or otherwise, of Holdings and its Subsidiaries, taken as a whole.

               8.6 Transaction with Affiliates. Holdings will not, and will not permit any of its Subsidiaries to, enter into or permit to exist any transaction or series of related transactions with, or for the benefit of, an Affiliate unless such transaction is on terms no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of Holdings or such Subsidiaries (it being agreed that (i) the Management Agreement, dated as of the date hereof, between Holdings, the Company and CHI, and (ii) the Finders and Consulting Services Agreement, between Holdings and Samuel Urcis, dated as of the date hereof, shall each be deemed to comply with this covenant).

               8.7 Rules 144 and 144A. So long as Holdings shall not have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, Holdings shall, at any time and from time to time, upon the request of a Stockholder, furnish in writing to such Stockholder a statement as of a date not earlier than 12 months prior to the date of such request of the nature of the business of Holdings and the products and services it offers and copies of Holdings' most recent balance sheet and profit and loss and retained earnings statements, together with similar financial statements for such part of the two preceding fiscal years as Holdings shall have been in operation, all such financial statements to be audited to the extent audited statements are reasonably available, provided that, in any event the most recent financial statements so furnished shall include a balance sheet as of a date less than 16 months prior to the date of such request, statements of profit and loss and retained earnings for the 12 months preceding the date of such balance sheet, and, if such balance sheet is not as of a date less than 6 months prior to the date of such request, additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than 6 months prior to the date of such request. If Holdings shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, Holdings shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder (or, if Holdings is not required to file such reports, will, upon the request of such

Stockholder, make publicly available other information) and will take such further action as such Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell securities of Holdings without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the request of a Stockholder, Holdings will deliver to such Stockholder a written statement as to whether it has complied with the requirements of this Section. Holdings, upon written request, will cooperate with and assist a Stockholder or any member of the National Association of Securities Dealers, Inc. system for Private Offering Resales and Trading through Automated Linkages ("PORTAL") in applying to designate and thereafter maintaining the eligibility of Common Stock and Preferred Stock for trading through PORTAL.

               8.8 Board Observer. Each of (i) Mellon Bank, N.A., as Trustee for the Bell Atlantic Master Trust, (ii) BT Capital Partners, Inc., (iii) First Union Capital Partners, Inc., and (iv) Wilmington Trust, as Trustee for Du Pont

Pension Trust, may select a representative to attend as an observer all meetings, including telephonic meetings, of Holdings' Board of Directors. In such event, Holdings will give each such Stockholder as designates such a representative written notice of each meeting of its Board of Directors at the same time and in the same manner as notice is given to the directors. Such representative shall also be provided with all written materials and other information (including minutes of meetings) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If Holdings proposes to take any action by written consent in lieu of a meeting of its Board of Directors, Holdings shall give written notice thereof to each such Stockholder promptly following the effective date of such consent describing in reasonable detail the nature and substance of such action. In the event Holdings establishes separate committees of the Board of Directors, the right to a representative granted hereunder shall extend to all meetings, including telephone meetings, of the Compensation and Audit Committees, but shall in no event extend to meetings of Holdings' Executive Committee. The Board of Director observer rights granted under this Section 8.8 are exclusive to each such entity and are thereby not assignable by any such Stockholder under any circumstances.

9.      Termination.

               (a) The obligations and restrictions set forth under Sections 3 through 8 of this Agreement shall terminate upon the earlier of (i) completion of a Qualified IPO; provided that if the Qualified IPO is completed within two years after the date hereof, such termination shall occur on the two year anniversary after the date hereof; (ii) the date upon which CHP's economic ownership of the capital stock of Holdings represents less than 10% of the outstanding capital stock of Holdings and (iii) the tenth anniversary date of the date hereof.

               (b) Upon such termination, the Stockholders shall be entitled upon written request to Holdings to exchange their certificates representing the Common Stock and Preferred Stock for certificates that do not contain the legends required by this Agreement (other than last sentence of the legend provided for in Section 7(b)).

10.     Miscellaneous.

               10.1 Assignability; Binding Effect. Except as otherwise provided in this Agreement, no right under this Agreement shall be assignable and any attempted assignment in violation of this provision shall be void. This Agreement, and the rights and obligations of the parties hereunder, shall be binding upon and inure to the benefit of any and all successors, permitted assigns, personal representatives and all other legal representatives, in whatsoever capacity, by operation of law or otherwise, of the parties hereto, in each case with the same force and effect as if the foregoing persons were named herein as parties hereto.

               10.2 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally,

telecopied with confirmed receipt, sent by certified, registered, or express mail, postage prepaid, or sent by a national next-day delivery service to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally or telecopied, or if mailed, 2 days after the date of mailing, or, if by national next-day delivery service, on the day after delivery to such service as follows:

                      (a)    If to Holdings, to it at the following address:

                             c/o Castle Harlan, Inc.
                             150 East 58th Street
                             New York, NY 10155
                             Attention:  Jeffrey M. Siegal

                             with copies to:

                             Schulte Roth & Zabel LLP
                             900 Third Avenue
                             New York, NY 10022
                             Attention:  Andre Weiss, Esq.

                      (b)    If to CHPIII, to it at the following address:

                             Castle Harlan Partners III, L.P.
                             159 E. 58th Street
                             New York, New York  10155
                             Attention:  Jeffrey M. Siegal

                      (c) If to the other Stockholders, at their addresses as set forth on Annex I or at such other address or addresses as the parties hereto shall have specified by notice in writing to the other parties (provided, that such notice of change of address shall be deemed to have been duly given only when actually received).

               10.3 Applicable Law; Consents. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law or choice of law, except to the extent that the laws of Delaware regulate corporate governance or the issuance of Holdings' securities. The parties hereto hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. To the extent permitted by applicable law, the parties hereto consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to such party at its address set forth in this Agreement (and service so made shall be deemed complete five days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts.

               10.4 Amendment and Waivers; Entire Agreement. This Agreement may be amended or provisions hereof waived only by a written instrument signed by Holdings, CHP and the Stockholders (other than CHP) then owning at least 51% of the Common Stock and Preferred Stock then owned by all of the Stockholders (other than CHP), and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which approved; provided, however, that the admission of a holder of Holdings Securities as a Stockholder shall not be considered an amendment hereto. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and there are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to this subject matter, except for the various stock purchase agreements entered into by each of the Stockholders prior to entering into this Agreement.

               10.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

               10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

               10.7 Specific Performance; Stockholders' Remedies. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, or, in the event such courts shall not have jurisdiction of such action, in any court of the United States or any state thereof having subject matter jurisdiction of such action.

               Any party hereto may also seek legal or equitable remedies, including an injunction or specific performance, for any default or breach hereunder by each of the other parties hereto of such other party's representations and warranties, covenants and agreements herein.

               10.8 Survival of Covenants. All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to a party pursuant hereto or in connection herewith shall survive the execution and delivery to such party of this Agreement.

               10.9 Regulatory Compliance by Certain Stockholders. In the event that any Stockholder determines that, by reason of any future federal or state rule, regulation, guideline, order, interpretive release, ruling, request or directive (having the force of law and where the failure to comply therewith would be unlawful) (collectively, a "Regulatory Requirement"), it is effectively restricted or prohibited from holding its capital stock (or any equity securities distributable to such Stockholder in any merger, reorganization, readjustment or other reclassification or exchange with respect to Holdings) or otherwise realizing upon or receiving the benefits intended hereunder, and following such Stockholder's exercise of its reasonable best efforts to overcome such Regulatory Requirement, Holdings and the other Stockholders shall make all reasonable efforts to take such action as such Stockholder may deem to be reasonably necessary to permit such Stockholder to comply with such Regulatory Requirement. Such action to be taken may include Holdings' authorization or creation as may be reasonably necessary of one or more new classes of capital stock and the modification or amendment of Holdings' Certificate of Incorporation, this Agreement or other documents or instruments executed in connection with the capital stock held by such Stockholder. Such Stockholder shall give written notice to Holdings and the Stockholders of any such determination and the action or actions reasonably necessary to comply with such Regulatory Requirement, and Holdings, and the Stockholders shall take all steps reasonably necessary to comply with such determination as expeditiously as possible. Such Stockholder shall be responsible for the costs and expenses associated with complying with such Regulatory Requirements.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    UNIVERSAL COMPRESSION HOLDINGS, INC.


                                    By: /s/ Ernie Danner
                                        ________________________________
                                        Name: Ernie Danner
                                        Title: Chief Financial Officer


                                    CASTLE HARLAN PARTNERS III, L.P.

                                    By:     Castle Harlan, Inc.
                                            Investment Manager


                                    By: /s/ Howard Weiss
                                        ________________________________
                                         Name: Howard Weiss
                                         Title:

                                        /s/ Samuel Urcis
                                    ------------------------------------
                                    SAMUEL URCIS


                                    CASTLE AFFILIATED PARTIES:

                                    BRANFORD CASTLE HOLDINGS, INC.

                                    By: /s/ Howard Weiss
                                        ________________________________
                                         Name:
                                         Title:

                                    CASTLE HARLAN OFFSHORE PARTNERS III, L.P.

                                    By: /s/ Howard Weiss
                                        ________________________________

                                         Name:
                                         Title:

                                    CASTLE HARLAN AFFILIATES III, L.P.

                                    By: /s/ Howard Weiss
                                        ________________________________
                                         Name
                                         Title:

                                    FROGMORE FORUM FAMILY FUND L.L.C.

                                    By: /s/ Howard Weiss
                                        ________________________________
                                         Name:
                                         Title:

                                        /s/ Leonard M. Harlan
                                    ____________________________________
                                    LEONARD M. HARLAN

                                    CO-INVESTORS:


                                    MELLON BANK, N.A., AS TRUSTEE FOR THE BELL
                                    ATLANTIC MASTER TRUST, AS DIRECTED BY
                                    BELL ATLANTIC CORPORATION


                                    By: /s/ Bernadette Rist
                                        ________________________________
                                         Name: Bernadette Rist
                                         Title Authorized Signatory


                                    FIRST UNION CAPITAL PARTNERS, INC.


                                    By: /s/ James C. Cooke
                                        ________________________________
                                         Name: James C. Cooke
                                         Title: Senior Vice President


                                    BT CAPITAL PARTNERS, INC.


                                    By: /s/ Michael J. Batal, III
                                        ________________________________
                                         Name: Michael J. Batal
                                         Title: Managing Director


                                    WILMINGTON TRUST, AS TRUSTEE OF DU PONT
                                    PENSION TRUST


                                    By: /s/ Mary Alice Snyder
                                        ________________________________
                                         Name: Mary Alice Snyder
                                         Title: Vice President


                                    BROWN UNIVERSITY THIRD CENTURY FUND


                                    By: /s/ Mervyn Carton
                                        ________________________________
                                         Name: Mervyn Carton
                                         Title: Vice Chairman

                                    MANAGEMENT STOCKHOLDERS:


                                    /s/ Steven Snider
                                    ____________________________________
                                    STEVEN SNIDER


                                    /s/ Ernie Danner
                                    ____________________________________
                                    ERNIE DANNER


                                    /s/ Thomas Hartford
                                    ____________________________________
                                    THOMAS HARTFORD

                                    Exhibit A

                                            Number of          Number of
                                            Shares of          Shares of
Name of Stockholder                         Common Stock       Preferred Stock
-------------------                         ------------       ---------------

Castle Harlan Partners III, L.P.            178,287            713,148

Samuel Urcis                                4,400              17,600


Castle Affiliated Parties:
--------------------------

Branford Castle Holdings, Inc.              1,181              4,724

Castle Harlan Offshore Partners             2,923              11,692
III, L.P.

Castle Harlan Affiliates III, L.P.          2,980              11,920

Frogmore Forum Family Fund, L.L.C.          679                2,716

Leonard M. Harlan                           590                2,360


Co-Investors:
-------------

Mellon Bank, N.A., as Trustee               32,000             128,000
for the Bell Atlantic Master
Trust

First Union Capital Partners, Inc.          32,000             128,000

BT Capital Partners, Inc.                   32,000             128,000

Wilmington Trust, as Trustee                32,000             128,000
of Du Pont Pension Trust

Brown University Third                      2,000              8,000
Century Fund

Management Stockholders:
------------------------

Stephen Snider                              2,000              8,000

Ernie Danner                                1,000              4,000

Thomas Hartford                             960                3,840

                                    EXHIBIT B

                             INSTRUMENT OF ACCESSION



               The undersigned, __________________________, as a condition precedent to becoming the owner or holder of record of ____ ( ) shares of Common Stock, par value $0.01 per share ("Common Stock"), of Universal Compression Holdings, Inc., a Delaware corporation ("Holdings"), and __________ (________) shares of Preferred Stock, par value $.01 per share, of Holdings, hereby agrees to become a stockholder, party to and bound by that certain Stockholders Agreement, dated as of ________ __, 1998, by and among Holdings and certain stockholders of Holdings. This Instrument of Accession shall take effect and shall become an integral part of the said Stockholders Agreement immediately upon execution and delivery to Holdings of this Instrument.

               IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned as of the date below written.

                                      Signature: ______________________________


                                      Address:   ______________________________

                                                 ______________________________

                                                 ______________________________


                                      Date: ___________________________________


Accepted:


By: ___________________________

Date: _________________________

                                     ANNEX I

           Stockholder Name                                     Address
           ----------------                                     -------
Castle Harlan Partners III, L.P.                 150 East 58th Street
                                                 New York, NY 10155
                                                 Attention:  Jeffrey M. Siegal

Samuel Urcis
                                                 1160 Marilyn Drive
                                                 Beverly Hills, CA 90210

Branford Castle Holdings, Inc.                   c/o Castle Harlan, Inc.
                                                 150 East 58th Street
                                                 New York, NY 10155
                                                 Attention:  Jeffrey M. Siegal

Castle Harlan Offshore Partners III, L.P.        c/o Castle Harlan, Inc.
                                                 150 East 58th Street
                                                 New York, NY 10155
                                                 Attention:  Jeffrey M. Siegal

Castle Harlan Affiliates III, L.P.               c/o Castle Harlan, Inc.
                                                 150 East 58th Street
                                                 New York, NY 10155
                                                 Attention:  Jeffrey M. Siegal

Frogmore Forum Family Fund L.L.C.                c/o Castle Harlan, Inc.
                                                 150 East 58th Street
                                                 New York, NY 10155
                                                 Attention:  Jeffrey M. Siegal

Leonard M. Harlan                                c/o Castle Harlan, Inc.
                                                 150 East 58th Street
                                                 New York, NY 10155


Mellon Bank, N.A., as Trustee for the Bell       One Mellon Bank Center
Atlantic Master Trust                            Room 3346
                                                 Pittsburgh, PA 15258-0001
                                                 Attention:  Robert F. Sass

                                                 with a copy to:

                                                 Bell Atlantic Management Company
                                                 200 Park Avenue
                                                 New York, NY 10166
                                                 Attention:  A. Jay Baldwin, Conrad A. Francis
                                                 and Bruce Francese, Esq.

                                                 Ropes & Gray
                                                 One International Place
                                                 Boston, MA 02110
                                                 Attention:  Arthur G. Siler, Esq.


First Union Capital Partners, Inc.               One First Union Center
                                                 301 South College Street
                                                 Charlotte, NC 28288
                                                 Attention:  James C. Cook

BT Capital Partners, Inc.                        Mail Stop 2255
                                                 130 Liberty Street
                                                 New York, NY 10006
                                                 Attention:  Gregory Chiate

Wilmington Trust, as Trustee of Du Pont          Du Pont Pension Fund Investments
Pension Trust                                    Delaware Corporate Center
                                                 1 Righter Parkway
                                                 Wilmington, DE 19803
                                                 Attention:  John Wolak

Brown University Third Century Fund              164 Angell Street
                                                 Box C
                                                 Providence, RI 02912
                                                 Attention: James Kilpatrick

Stephen Snider                                   c/o Universal Compression, Inc.
                                                 4430 Brittmoore
                                                 Houston, TX 77041

Ernie Danner                                     c/o Universal Compression, Inc.
                                                 4430 Brittmoore
                                                 Houston, TX 77041

Thomas Hartford                                  c/o Universal Compression, Inc.
                                                 4430 Brittmoore
                                                 Houston, TX 77041